Exhibit 21.1

Subsidiaries

Entity Name	Jurisdiction	Percentage Interest
1080 Longwood, LLC	Florida	100%
1200 Sharon, LLC	Massachusetts	100%
12395 North Miami, LLC	Florida	100%
130 Monroeville, LLC	Pennsylvania	100%
16 Magothy Road Beach, LLC	Maryland	100%
1728 & 52 Old York Road, LLC	Pennsylvania	100%
1851 Canton, LLC	Ohio	100%
2000-2015 W. 3rd Street, LLC	Arizona	100%
2030 Highland Park, LLC	Illinois	100%
257 Wynnewood, LLC	Pennsylvania	100%
270 Cranberry, LLC	Pennsylvania	100%
42 Capital Management, LLC	Illinois	100%
420 Capital Management, LLC	Illinois	100%
4450 New Haven, LLC	Florida	100%
4674 JAX, LLC	Florida	100%
5409 S. Power Road, LLC	Arizona	100%
6944 Apollo Beach, LLC	Florida	100%
7221 Jessup, LLC	Maryland	100%
7220 Palatka, LLC	Florida	100%
783 Butterfield Road, LLC	Illinois	100%
799 Washington, LLC	Pennsylvania	100%
A&T SPV II LLC	Texas	100%
AGG Wellness, LLC	Maryland	100%
AGOZ Redevelopment, LP	Pennsylvania	100%
Agri-Kind, LLC	Pennsylvania	100%
Agronomed Biologics Holdings Inc.	Pennsylvania	100%
Agronomed Biologics LLC	Pennsylvania	100%
Agronomed Holdings, Inc.	Pennsylvania	100%
Agronomed IP LLC	Pennsylvania	15%
Agronomy Holdings, LLC	Florida	100%
Agronomy Innovations LLC	Arizona	100%
Albion MM, LLC	Illinois	100%
Alternative Medical Enterprises LLC	Delaware	100%
AltMed, LLC	Florida	100%
Ataraxia, LLC	Illinois	100%
AZ MM Logistics, LLC	Arizona	100%
BISHCO LLC	Arizona	100%
Branchburg Rte. 22, LLC	New Jersey	100%
Caring Nature, LLC	Connecticut	100%
Cave Creek RE, LLC	Arizona	100%
Chicago Natural Treatment Solutions, LLC	Delaware	100%
Connecticut Pharmaceutical Solutions, Inc.	Delaware	100%
Connecticut Pharmaceutical Solutions, LLC	Connecticut	100%
CTPharma Real Estate Inc.	Connecticut	100%
CTPharma Research Solutions, LLC	Delaware	10%
Cultivation Corner, LLC	Arizona	100%

Entity Name	Jurisdiction	Percentage Interest
Cultivation Real Estate Holdings, LLC	Delaware	100%
DGV Group, LLC	Delaware	62.50%
FGM Processing, LLC	Maryland	100%
Four Daughters Compassionate Care, Inc.	Massachusetts	100%
Freestate Wellness, LLC	Maryland	100%
Glass City Alternatives, LLC	Ohio	100%
Green RX, LLC	Ohio	100%
GVB Holding Group LLC	Pennsylvania	100%
Healthway Services of Illinois, LLC	Illinois	100%
ILMM Logistics, LLC	Illinois	100%
Local Dispensaries, LLC	Pennsylvania	100%
MA MM Logistics, LLC	Illinois	100%
Mad River Remedies, LLC	Ohio	100%
Maryland Natural Treatment Solutions, LLC	Maryland	100%
MD MM Logistics, LLC	Maryland	100%
MDCult, LLC	Maryland	100%
MME Aurora Retail, LLC	Illinois	100%
MME Evanston Retail, LLC	Illinois	100%
MME IL Holdings, LLC	Illinois	100%
Mother Grows Best, LLC	Ohio	100%
Mother Know’s Best, LLC	Ohio	100%
MUVHealth LLC	Arizona	100%
NJ MM Logistics, LLC	New Jersey	100%
NSE Pennsylvania LLC	Pennsylvania	100%
NuTrae, LLC	Florida	100%
Nuuvn Holdings, LLC	Delaware	100%
NV MM Logistics, LLC	Nevada	100%
OH MM Logistics, LLC	Ohio	100%
Ohio Natural Treatment Solutions, LLC	Delaware	100%
PA MM Logistics, LLC	Pennsylvania	100%
Plants of Ruskin GPS, LLC	Delaware	100%
Plants of Ruskin, LLC	Florida	100%
Prospect Heights RE, LLC	Illinois	100%
Redfish Holdings, Inc.	Maryland	100%
RedMed Holdings, LLC	Delaware	100%
RedMed, LLC	Delaware	100%
Retail and Office Real Estate Holdings, LLC	Delaware	100%
RVC 360, LLC	Delaware	100%
Saint Chicago Holdings, LLC	Delaware	100%
SG1 LLC	Delaware	100%

Entity Name	Jurisdiction	Percentage Interest
SW Merger Sub, Inc.	Nevada	100%
TerraVida Holistic Centers LLC	Pennsylvania	100%
The Healing Center LLC	Pennsylvania	100%
Vehicle and Logistics Holdings, LLC	Delaware	100%
Verano Arizona Holdings, LLC	Delaware	100%
Verano Arizona II, LLC	Delaware	100%
Verano Arizona, LLC	Delaware	100%
Verano Arlington, LLC	Delaware	100%
Verano Connecticut, LLC	Delaware	100%
Verano El Dorado, LLC	Arkansas	100%
Verano Evanston, LLC	Illinois	100%
Verano Four Daughters Holdings, LLC	Delaware	100%
Verano Highland Park, LLC	Illinois	100%
Verano Holdings, LLC	Delaware	100%
Verano Holdings USA Corp.	Delaware	100%
Verano Illinois, LLC	Illinois	100%
Verano IP, LLC	Delaware	100%
Verano Maryland, LLC	Delaware	100%
Verano Michigan, LLC	Delaware	100%
Verano NJ Holdings, LLC	Delaware	100%
Verano NSE Holdings, LLC	Delaware	100%
Verano Ohio, LLC	Delaware	100%
Verano Oklahoma, LLC	Delaware	100%
Verano Pennsylvania, LLC	Delaware	100%
Verano Technologies, LLC	Delaware	100%
Verano THC Holdings, LLC	Delaware	100%
VH MRR, LLC	Ohio	100%
VHGCA Holdings, LLC	Delaware	100%
VHGG Holdings, LLC	Delaware	100%
VHGRX Holdings, LLC	Delaware	100%
VHMD Processor, LLC	Delaware	100%
VZL Staffing Services, LLC	Illinois	100%
Willow Brook Wellness, LLC	Connecticut	100%
Zen Leaf Retail, LLC	Maryland	100%
Zen Leaf Technologies, LLC	Delaware	100%
ZenNorth, LLC	Delaware	100%
ZNN Holdings, LLC	Delaware	100%

Controlled Entities

Entity Name	Jurisdiction of Organization
2900 Lone Mountain, LLC	Nevada
4444 W. Craig Road, LLC	Nevada
AZGM 3, Inc.	Arizona
Buchanan Development, LLC	Michigan
ChiVegas Real Estate, LLC	Nevada
EIJNO, LP	Illinois
Elevele LLC	Illinois
Fort Consulting, LLC	Arizona
Healthway Services of West Illinois, LLC	Illinois
Lone Mountain Partners, LLC	Nevada
Mikran, LLC	Maryland
Natural Treatment Solutions, LLC	Nevada
NatureX, LLC	Nevada
Nevada Natural Treatment Solutions, LLC	Nevada
Noah’s Ark, LLC	Arkansas
Patient Alternative Relief Center	Arizona
Perpetual Healthcare, Inc.	Arizona
Saint Chicago, LLC	Illinois
SPSLE Corp.	Illinois
The Herbal Care Center, Inc.	Illinois
The Medicine Room, LLC	Arizona
Vending Logistics LLC	Arizona
Verano MI2, LLC	Michigan
Verano MO Holdings, LLC	Delaware
Verano MO, LLC	Missouri
Verano NJ LLC	New Jersey
Verano WV, LLC	West Virginia
VMO Processing, LLC	Missouri
VMO Retail, LLC	Missouri
West Capital, LLC	Illinois